UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

MACQUARIE INFRASTRUCTURE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The following communication was sent to Hawaii Gas employees on June 25, 2021:

Aloha -

Richard Klapow and Hugh Au of Argo Infrastructure Partners visited our Kamake’e facility on Monday, June 21. As you know, we announced last week that Argo will be the new owner of Hawaii Gas (subject to PUC and shareholder approval).

Richard and Hugh met with Kevin Nishimura, vice president of operations, Ryland Kam, manager of pipeline operations, Ryan Yoshida, manager of customer care, and their teams. Both Richard and Hugh have experience in the gas utility industry and had a good discussion with the team about Hawaii Gas' facilities, pipelines, sources, storage, and shipping.

They also took the opportunity to visit the supply warehouse, meter shop, call center, billing and customer service areas and the mail room. After speaking with some of the workers, Richard commented on how impressed he was by the number of people who have been working for the company for over 10-years.

Please join me in welcoming Richard and Hugh to Hawaii and welcoming them into the Hawaii Gas ‘ohana. Richard and Hugh expect to be back in the not so distant future, so we hope they have an opportunity to meet more of our team on their next visit.

Mahalo,

Alicia Moy, President & Chief Executive Officer

Richard Klapow

Argo Managing Director

With many years of experience, Richard has led investments in a range of sectors including utilities (electric, gas distribution and water), power and renewables, midstream energy, transportation and digital infrastructure. He has extensive experience sourcing, negotiating, managing capital raisings and with portfolio company operations and business plans.

In 2014, Richard joined a core investment team who formed Argo Infrastructure Partners, LP. Argo has grown significantly since its inception. Today, Argo manages approximately $5 billion in equity capital on behalf of our institutional investment partners, with a portfolio comprised of investments in 14 high quality infrastructure businesses in North America.

Richard is an alumnus of Boston University where he received his MBA and Brooklyn Law School, where he earned his JD and was a member of the Journal of International Law.

Hugh Au

Argo Executive Director

Hugh started his career as an engineering consultant for an electric utility in nuclear and thermal generation. After earning his MBA at MIT Sloan School of Management in 2001, Hugh has been working in the finance industry. He also holds a PhD in engineering from Massachusetts Institute of Technology and a Bachelor of Science in engineering from Carnegie Mellon University.

Most recently, Hugh was the owner’s representative for SourceGas, a gas local distribution company (LDC) serving 400,000 customers in Colorado, Wyoming, Nebraska and Arkansas while under the previous employer. Hugh is responsible for Argo’s pending acquisition of Corning Natural Gas Corp., a gas LDC serving New York and Pennsylvania, as well as an electric distribution utility serving Pennsylvania. Hugh also led Argo’s acquisition of Duquesne Light Holdings, an electric transmission and distribution utility serving 600,000 customers in western Pennsylvania.

Hugh is originally from Hong Kong and has been in the United States since high school. In his spare time, he enjoys cooking and traveling.

Important Information For Investors And Stockholders

In connection with the proposed transaction, Macquarie Infrastructure Corporation (the “Company”) intends to file a proxy statement with the Securities and Exchange Commission (“SEC”), the definitive version of which will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company website at www.macquarie.com/mic or by writing to us at 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 17, 2021, and its definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. Other information regarding the participants of the Company in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the transaction when they become available.

Disclaimer on Forward Looking Statements

This communication contains forward-looking statements. The Company may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, statements regarding potential sales of the Company’s operating businesses (including the Company’s proposed reorganization) and the anticipated uses of any proceeds therefrom, statements regarding the anticipated specific and overall impacts of the COVID-19 pandemic, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements in this communication are subject to a number of risks and uncertainties, some of which are beyond the Company’s control, including, among other things: changes in general economic or business conditions; the ongoing impact of the COVID-19 pandemic; the Company’s ability to complete the sale of the Company or its operating businesses on favorable terms; the Company’s ability to service, comply with the terms of and refinance debt; its ability to retain or replace qualified employees; in the absence of a sale or sales of its businesses, its ability to complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions and implement its strategy; the regulatory environment; demographic trends; the political environment; the economy, tourism, construction and transportation costs; air travel; environmental costs and risks; fuel and gas and other commodity costs; the Company’s ability to recover increases in costs from customers; cybersecurity risks; work interruptions or other labor stoppages; risks associated with acquisitions or dispositions; litigation risks; reliance on sole or limited source suppliers, risks or conflicts of interests involving the Company’s relationship with the Macquarie Group; and changes in U.S. federal tax law. These and other risks and uncertainties are described under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other reports filed from time to time with the SEC.

The Company’s actual results, performance, prospects, or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this communication may not occur. These forward-looking statements are made as of the date of this communication. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.